GUARANTY OF RECOURSE OBLIGATIONS

made by

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

as guarantor,

in favor of

PFP HOLDING COMPANY II, LLC

Dated as of November 15, 2011

GUARANTY OF RECOURSE OBLIGATIONS

This GUARANTY (this “Guaranty”), dated as of November 15, 2011, made by BEHRINGER HARVARD OPPORTUNITY REIT I, INC., a Maryland corporation, having an address at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001(together with its successors and permitted assigns, “Guarantor”), in favor of PFP HOLDING COMPANY II, LLC, a Delaware limited liability company, having an address c/o Prime Finance Partners, 233 North Michigan Avenue, Suite 2318, Chicago, Illinois 60601 (together with its successors and assigns, “Lender”).

RECITALS:

A.           Pursuant to that certain Loan Agreement dated as of the date hereof (as the same may be amended, modified, supplemented, restated or replaced from time to time, the “Loan Agreement”) by and among Chase Park Plaza Hotel, LLC, a Delaware limited liability company, and The Private Residences, LLC, a Delaware limited liability company (individually or collectively, as the context may require, “Borrower”), and Lender, Lender has agreed to make a loan (the “Loan”) to Borrower in the original principal amount of $59,000,000, subject to the terms and conditions of the Loan Agreement;

B.           As a condition to Lender’s making the Loan, Lender is requiring that the Guarantor execute and deliver to Lender this Guaranty; and

C.           Guarantor hereby acknowledges that it owns direct or indirect ownership interests in Borrower and, accordingly, Guarantor will materially benefit from Lender’s agreeing to make the Loan.

NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of Lender to make the Loan pursuant to the Loan Agreement, Guarantor hereby agrees, covenants, represents and warrants to Lender as follows:

1.	Definitions.

(a).           All capitalized terms used and not defined herein shall have the respective meanings given such terms in the Loan Agreement.

(b).           The term “Guaranteed Obligations” means (i) Borrower’s Recourse Liabilities, (ii) from and after the date that any Springing Recourse Event occurs, payment of all the Debt as and when same is due in accordance with the Loan Documents and (iii) Borrower’s failure to comply with its obligations under Section 5.30(m) of the Loan Agreement.

2.	Guaranty.

(a)           Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Lender the full, prompt and complete payment when due of the Guaranteed Obligations.

(b)           All sums payable to Lender under this Guaranty shall be payable on demand and without reduction for any offset, claim, counterclaim or defense.

(c)           In addition to the Guaranteed Obligations, Guarantor hereby agrees to indemnify, defend and save harmless Lender from and against any and all costs, losses, liabilities, claims, causes of action, expenses and damages, including reasonable attorneys’ fees and disbursements, which Lender may suffer or which otherwise may arise in connection with the enforcement by Lender of the Loan Documents and/or by reason of Borrower’s failure to pay any of the Guaranteed Obligations when due, irrespective of whether such costs, losses, liabilities, claims, causes of action, expenses or damages are incurred by Lender prior or subsequent to (i) Lender’s declaring the Principal, interest and other sums evidenced or secured by the Loan Documents to be due and payable, (ii) the commencement or completion of a judicial or non-judicial foreclosure of the Mortgage or (iii) the conveyance of all or any portion of the Property by deed-in-lieu of foreclosure.

(d)           Guarantor agrees that no portion of any sums applied (other than sums received from the Guarantor in full or partial satisfaction of the Guarantor’s obligations hereunder), from time to time, in reduction of the Debt shall be deemed to have been applied in reduction of the Guaranteed Obligations until such time as the Debt has been paid in full, or the Guarantor shall have made the full payment required hereunder, it being the intention hereof that the Guaranteed Obligations shall be the last portion of the Debt to be deemed satisfied.

3.            Representations and Warranties. Guarantor hereby represents and warrants to Lender as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

(a)           Organization, Authority and Execution. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Guaranty and all other agreements and instruments to be executed by it in connection herewith. This Guaranty has been duly executed and delivered by Guarantor.

(b)           Enforceability. This Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(c)           No Violation. The execution, delivery and performance by Guarantor of its obligations under this Guaranty does not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to Guarantor, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of Guarantor pursuant to the terms of any mortgage, indenture, agreement or instrument to which Guarantor is a party or by which Guarantor or any of its properties is bound. Guarantor is not in default under any other guaranty which it has provided to Lender.

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(d)           No Litigation. There are no actions, suits or proceedings at law or in equity, pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor or which involve or might involve the validity or enforceability of this Guaranty or which might materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty. Guarantor is not in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which might materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty.

(e)           Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities (collectively, the “Consents”) that are required in connection with the valid execution, delivery and performance by Guarantor of this Guaranty have been obtained and Guarantor agrees that all Consents required in connection with the carrying out or performance of any of a Guarantor’s obligations under this Guaranty will be obtained when required.

(f)           Financial Statements and Other Information. All financial statements of the Guarantor heretofore delivered to Lender are true and correct in all material respects and fairly present the financial condition of the Guarantor as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof. None of the aforesaid financial statements or any certificate or statement furnished to Lender by or on behalf of Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. Guarantor is not insolvent within the meaning of the United States Bankruptcy Code or any other applicable law, code or regulation and the execution, delivery and performance of this Guaranty will not render Guarantor insolvent.

(g)          Consideration. Guarantor is an owner, directly or indirectly, of a legal and beneficial ownership interest in Borrower.

4.            Financial Statements. Guarantor shall deliver to Lender, (a) within one hundred twenty (120) days after the end of each fiscal year of Guarantor, a complete copy of Guarantor’s annual financial statements audited by a “big four” accounting firm or another independent certified public accountant reasonably acceptable to Lender, (b) if requested in writing by Lender, within sixty (60) days after the end of each fiscal quarter of Guarantor, financial statements (including a balance sheet as of the end of such fiscal quarter and a statement of income and expense for such fiscal quarter) certified by the chief financial officer or another authorized officer of Guarantor and in form, content, level of detail and scope reasonably satisfactory to Lender and (c) twenty (20) days after request by Lender, such other financial information with respect to Guarantor as Lender may reasonably request.

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5.	Unconditional Character of Obligations of Guarantor.

(a)          The obligations of the Guarantor hereunder shall be irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower, Guarantor or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower under the other Loan Documents or Guarantor under this Guaranty, or any setoff or counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against Guarantor by Lender or constitute a legal or equitable discharge or defense of a guarantor or surety. Lender may enforce the obligations of Guarantor under this Guaranty by a proceeding at law, in equity or otherwise, independent of any loan foreclosure or similar proceeding or any deficiency action against Borrower or any other Person at any time, either before or after an action against the Property or any part thereof, Borrower or any other Person. This Guaranty is a guaranty of payment and performance and not merely a guaranty of collection. Guarantor waives diligence, notice of acceptance of this Guaranty, filing of claims with any court, any proceeding to enforce any provision of any other Loan Document against Guarantor, Borrower or any other Person, any right to require a proceeding first against Borrower or any other Person, or to exhaust any security (including, without limitation, the Property) for the performance of the Guaranteed Obligations or any other obligations of Borrower or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever (except to the extent expressly provided to the contrary in this Guaranty).

(b)          The obligations of Guarantor under this Guaranty, and the rights of Lender to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

(i)           any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, the Property or any part thereof, Guarantor or any other Person;

(ii)           any failure by Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Loan Agreement, or any other Loan Documents, or any document or instrument relating thereto;

(iii)           the sale, transfer or conveyance of the Property or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Property or any part thereof and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrower or the Property or any interest therein;

(iv)           the conveyance to Lender, any Affiliate of Lender or Lender’s nominee of the Property or any interest therein by a deed-in-lieu of foreclosure;

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(v)           the release of Borrower or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise; or

(vi)           the release in whole or in part of any collateral for any or all Guaranteed Obligations or for the Loan or any portion thereof.

(c)           Except as otherwise specifically provided in this Guaranty, Guarantor hereby expressly and irrevocably waives all defenses in an action brought by Lender to enforce this Guaranty based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.

(d)           Lender may deal with Borrower and Affiliates of Borrower in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Lender, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantor hereunder.

(e)           No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Loan Documents shall in any way alter, impair or affect any of the obligations of Guarantor hereunder, and Guarantor agrees that if any Loan Document is modified with Lender’s consent, the Guaranteed Obligations shall automatically be deemed modified to include such modifications.

(f)           Lender may proceed to protect and enforce any or all of its rights under this Guaranty by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantor. Each and every remedy of Lender shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

(g)           No waiver shall be deemed to have been made by Lender of any rights hereunder unless the same shall be in writing and signed by Lender, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Lender or the obligations of Guarantor to Lender in any other respect or at any other time.

(h)           At the option of Lender, Guarantor may be joined in any action or proceeding commenced by Lender against Borrower in connection with or based upon any other Loan Documents and recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor to the extent of the Guarantor’s liability hereunder, without any requirement that Lender first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person.

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(i)           Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Borrower or Guarantor to Lender and such payment is rescinded or must otherwise be returned by Lender (as determined by Lender in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower or Guarantor, all as though such payment had not been made.

(j)           In the event that Guarantor shall advance or become obligated to pay any sums under this Guaranty or in connection with the Guaranteed Obligations or in the event that for any reason whatsoever Borrower or any subsequent owner of the Property or any part thereof is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all sums, including principal and interest and other amounts, at any time owed to Lender under the Loan Documents, and (ii) Guarantor shall not be entitled to enforce or receive payment thereof until the Debt has been indefeasibly paid in full. Nothing herein contained is intended or shall be construed to give Guarantor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Lender in or to any collateral for the Loan, notwithstanding any payments made by Guarantor under this Guaranty, until the actual and irrevocable receipt by Lender of payment in full of all of the Debt. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when any such sums due and owing to Lender shall not have been fully paid, such amount shall be paid by the Guarantor to Lender for credit and application against such sums due and owing to Lender.

(k)           Guarantor’s obligations hereunder shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving the Property and the exercise by Lender of any or all of its remedies pursuant to the Loan Documents.

6.	Covenants.

(a)           As used in this Section 6, the following terms shall have the respective meanings set forth below:

(i)           “GAAP” shall mean generally accepted accounting principles, consistently applied.

(ii)           “Net Worth” shall mean, as of a given date, (x) the total assets of a Guarantor as of such date less (y) Guarantor’s total liabilities as of such date, determined in accordance with GAAP (it being agreed, however, that the Net Worth of Guarantor shall be calculated without any deduction for depreciation).

(b)           Until all of the Guaranteed Obligations have been paid in full, Guarantor (i) shall maintain a Net Worth in excess of $35,000,000 (the “Net Worth Threshold”) and (ii) shall not sell, pledge, mortgage or otherwise transfer any of its assets, or any interest therein, which would cause Guarantor’s Net Worth to fall below the Net Worth Threshold.

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(c)           Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate which would reduce the Net Worth of Guarantor (including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock or interest in Guarantor) or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of Guarantor’s assets, or any interest therein, except for fair value.

7.           Entire Agreement/Amendments. This instrument represents the entire agreement between the parties with respect to the subject matter hereof. The terms of this Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Lender and the Guarantor.

8.           Successors and Assigns. This Guaranty shall be binding upon Guarantor, and Guarantor’s estate, heirs, personal representatives, successors and assigns, may not be assigned or delegated by Guarantor and shall inure to the benefit of Lender and its successors and assigns. Lender may assign, delegate, pledge, participate or otherwise transfer its rights, title, obligations and interests under this Guaranty in accordance with Section 10.21 of the Loan Agreement.

9.	Applicable Law and Consent to Jurisdiction.

(a)           This Guaranty shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York. Guarantor irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought in a court of record in the City and County of New York or in the Courts of the United States of America located in the Southern District of New York, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Guarantor irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Guarantor at its address provided in Section 14 hereof. Nothing in this Section 9, however, shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any suit, action or proceeding against Guarantor or its property in the courts of any other jurisdictions.

(b)           Guarantor does hereby designate and appoint Corporation Service Company at 1180 Avenue Of The Americas, Suite 210, New York, New York 10036, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any Federal or State court in New York, New York, and agrees that service of process upon said agent at said address and written notice of said service of Guarantor mailed or delivered to Guarantor in the manner provided herein shall be deemed in every respect effective service of process upon Guarantor (unless local law requires another method of service), in any such suit, action or proceeding in the State of New York. Guarantor (i) shall give prompt notice to Lender of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

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10.           Section Headings. The headings of the sections and paragraphs of this Guaranty have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

11.           Severability. Any provision of this Guaranty which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Guarantor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

12.           WAIVER OF TRIAL BY JURY. GUARANTOR HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION, ACTION OR PROCEEDING ARISING HEREUNDER OR IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF TRIAL BY JURY BY GUARANTOR.

13.           Other Guaranties. The obligations of Guarantor hereunder are separate and distinct from, and in addition to, the obligations of Guarantor now or hereafter arising under any other guaranties, pursuant to which Guarantor has guaranteed payment and performance of certain other obligations of Borrower described therein.

14.           Notices. All notices, demands, requests, consents, approvals or other communications (collectively called “Notices”) required or permitted to be given hereunder to Lender or the Guarantor or which are given to Lender or the Guarantor with respect to this Guaranty shall be in writing and shall be sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth below, or personally delivered with receipt acknowledged to such address, or in either case, to such other address(es) as the party in question shall have specified most recently by like Notice.

If to Lender, to:

PFP Holding Company II, LLC

c/o Prime Finance Partners

233 North Michigan Avenue, Suite 2318

Chicago, Illinois 60601

Attention: Steve Gerstung

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with a copy to:

Kaye Scholer LLP

425 Park Avenue

New York, New York 10022

Attention: Aaron Lehrfield, Esq.

If to Guarantor, to:

Behringer Harvard Opportunity REIT, Inc.

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

Attention: Chief Legal Officer

with a copy to:

Powell, Coleman and Arnold LLP

8080 North Central Expressway, Suite 1380

Dallas, Texas 75206

Attention: Patrick M. Arnold, Esq.

Notices which are given in the manner aforesaid shall be deemed to have been given or served for all purposes hereunder (i) on the date on which such notice shall have been personally delivered as aforesaid, (ii) on the date of delivery by mail as evidenced by the return receipt therefor, or (iii) on the date of failure to deliver by reason of refusal to accept delivery or changed address of which no Notice was given.

15.          Guarantor’s Receipt of Loan Documents. Guarantor, by its execution hereof, acknowledges receipt of true copies of all of the Loan Documents, the terms and conditions of which are hereby incorporated herein by reference.

16.          Interest; Expenses.

(a)           If Guarantor fails to pay all or any sums due hereunder upon demand by Lender, the amount of such sums payable by the Guarantor to Lender shall bear interest from the date of demand until paid at the Default Rate in effect from time to time.

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(b)           Guarantor hereby agrees to pay all costs, charges and expenses, including reasonable attorneys’ fees and disbursements, that may be incurred by Lender in enforcing the covenants, agreements, obligations and liabilities of the Guarantor under this Guaranty. The amounts payable under this Section 16 are in addition to the Guaranteed Obligations.

17.         Joint and Several Obligations. If Guarantor consists of more than one Person, each such Person shall have joint and several liability for the obligations of the Guarantor hereunder.

18.         Specific Limitation on Guaranty and Indemnity Obligations.  Guarantor and Lender hereby confirm that it is the intention of the Guarantor and Lender that this Guaranty not constitute a fraudulent transfer or fraudulent conveyance (a “Fraudulent Conveyance”) under the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any other debtor relief law or insolvency law (whether statutory, common law, case law or otherwise) or any jurisdiction whatsoever (collectively, the “Bankruptcy Laws”). To give effect to the foregoing intention of the Guarantor and Lender, each of such parties hereby irrevocably agrees that the Guaranteed Obligations shall be limited to (but shall not be less than) such maximum amount as will, after giving effect to the maximum amount of such obligations and all other liabilities (whether contingent or otherwise) of a Guarantor that are relevant under such Bankruptcy Laws, result in the Guaranteed Obligations not constituting a Fraudulent Conveyance under the Bankruptcy Laws, as of the date of execution and delivery of this Guaranty.

19.         Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

20.         Offsets, Counterclaims and Defenses. Guarantor hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender, or otherwise offset any obligations to make payments required under this Guaranty. Any assignee of Lender’s interest in and to this Guaranty shall take the same free and clear of all offsets, counterclaims or defenses which a Guarantor may otherwise have against any assignor of this Guaranty, and no such offset, counterclaim or defense shall be interposed or asserted by a Guarantor in any action or proceeding brought by any such assignee upon this Guaranty, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Guarantor.

21.         Punitive Damages. Guarantor hereby unconditionally and irrevocably waives, to the maximum extent not prohibited by applicable law, any rights it may have to claim or recover against Lender in any legal action or proceeding any special, exemplary, punitive or consequential damages.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

BEHRINGER HARVARD
OPPORTUNITY REIT I, INC.,
a Maryland corporation

By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President – Legal